UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2005

GoRemote Internet Communications, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On January 12, 2006, registrant expects to report its results of operations for the fiscal quarter and year ended October 31, 2005, following completion of an audit by its registered independent public accounting firm.

Today, registrant discloses that it expects its results of operations for the year ended October 31, 2005, when reported, to include adjustments in prior periods.  Registrant believes that the impacts of adjustments on prior periods are not material to any of those periods, and that its previously issued financial statements continue to be reliable.

The adjustments principally relate to incorrect recording of cost of revenues for registrant’s broadband services.   This incorrect recording consisted of registrant’s failure to properly accrue a liability for services delivered by third party suppliers to registrant’s customers’ end users.  In particular, this occurred when such third party suppliers did not deliver invoices to registrant.

In addition, adjustments relate to the timing of recognition of certain broadband cost of revenues.

Statement of Operations (Fiscal 2005)

The fiscal 2005 adjustments are expected to reduce net income by approximately $325,000 to $450,000.

Statement of Operations (Fiscal 2004)

The fiscal 2004 adjustment is expected to reduce net income by approximately $200,000 to $325,000.

Impairment of Goodwill (Fiscal 2004)

Registrant also announced that it expects its reported results of operations for the fiscal year ended October 31, 2004 to include an adjustment for the impairment of goodwill, in the aggregate amount of approximately $525,000 to $675,000, to account properly for the unrecorded liabilities on the books of registrant’s subsidiary, Axcelerant, Inc. (for costs incurred but not accrued for periods prior to December 2003, when registrant acquired Axcelerant).

Balance Sheet (October 31, 2005)

The aggregate impact of the foregoing adjustments on the registrant’s balance sheet as of October 31, 2005 is expected to be reflected as an increase in current liabilities of approximately $1.1 million to $1.5 million.

Registrant expects that all of the foregoing adjustments will be reflected in registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005.

These adjustments resulted from the same material weakness previously reported in registrant’s Current Report on Form 8-K for the date September 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoRemote Internet Communications, Inc.

Date: December 9, 2005	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President, General Counsel and Secretary